Exhibit 10.4

SIXTH AMENDMENT TO LEASE AGREEMENT AND FIFTH

AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SIXTH AMENDMENT TO LEASE AGREEMENT AND FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Agreement”), is dated effective as of September 30, 2016 (the “Effective Date”), by and between TKC LXXII, LLC, a North Carolina limited liability company (“TKC”), and ARGOS THERAPEUTICS, INC., a Delaware corporation (“Argos” and together with TKC, collectively, the “Parties”).

RECITALS:

A.       TKC, as landlord, and Argos, as tenant, are parties to that certain Lease Agreement, dated as of August 18, 2014 (as amended by that certain First Amendment to Lease Agreement effective September 10, 2014, that certain Second Amendment to Lease Agreement effective September 17, 2014, that certain Third Amendment to Lease Agreement effective January 31, 2015, that certain Fourth Amendment to Lease Agreement effective June 25, 2015, and that certain Fifth Amendment to Lease Agreement and Third Amendment to Purchase and Sale Agreement dated as of July 1, 2016, collectively, the “Lease Agreement”), for those certain improvements (the “Improvements”) now and hereafter erected on that certain approximately 11.135 acre parcel of property located in Durham County, North Carolina (the “Property”) as such Improvements and Property are more particularly defined in the Lease Agreement.

B.       TKC, as seller, and Argos, as buyer, are also parties to that certain Purchase and Sale Agreement dated as of February 16, 2015 (as amended by that certain Fourth Amendment to Lease Agreement effective June 25, 2015, that certain Second Amendment to Purchase and Sale Agreement effective November 25, 2015, that certain Fifth Amendment to Lease Agreement and Third Amendment to Purchase and Sale Agreement dated as of July 1, 2016 and that certain Fourth Amendment to Purchase and Sale Agreement dated effective as of September 23, 2016 (the “Fourth Amendment”), collectively, the “Purchase Agreement”) pursuant to which TKC agreed to sell the Property to Argos, and Argos agreed to purchase the Property from TKC, on the terms set forth therein.

C.       Argos has (i) informed TKC that Argos is unable to consummate the Closing (as defined in the Purchase Agreement) on or before September 30, 2016 as contemplated by the Fourth Amendment, and (ii) requested that the Parties amend the Purchase Agreement to allow for the Closing Date (as defined in the Purchase Agreement) to occur, if at all, at Argos’s option on or before October 31, 2016.

D.       The Parties desire to amend each of the Lease Agreement and the Purchase Agreement as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.       Consideration for TKC’s Extension of Option to Close; Purchase Price.

(a)       The Parties acknowledge and agree that TKC has received three deposits (collectively, the “Delivered Deposits”) from Argos in connection with the Purchase Agreement as follows: (i) the first in the amount of $381,033 delivered on or about February 16, 2015; (ii) the second in the amount of $100,000 delivered on or about January 15, 2016, and (iii) an additional deposit of $49,000 delivered on or about July 2, 2016.

(b)       As a condition precedent to the effectiveness of this Agreement, (x) a counterpart of this Agreement shall be executed by Argos and delivered by Argos to TKC on or before October 3, 2016 and (y) Argos shall make a payment to TKC (on or before October 5, 2016) in immediately available funds in the amount of $150,000.00 (the “Additional Payment”).

(c)       The Parties acknowledge and agree that, notwithstanding anything to the contrary contained in either the Lease Agreement or the Purchase Agreement, the Delivered Deposits and the Additional Payment shall serve as consideration to TKC for TKC’s agreement to amend the Lease Agreement and the Purchase Agreement to, inter alia, provide Argos with an option to purchase the Property at a later date on the terms set forth herein. Argos further acknowledges and agrees that: (i) the Delivered Deposits and the Additional Payment are forfeited to TKC as of the Effective Date (defined below) as consideration for TKC’s extension of the option to purchase; (ii) notwithstanding anything to the contrary contained in either the Lease Agreement or the Purchase Agreement, neither the Delivered Deposits nor the Additional Payment may be used at Closing to reduce the Purchase Price (each as defined in the Purchase Agreement) except that if the closing occurs on or before October 7, then $135,000 of the Additional Payment shall be applied to reduce the Purchase Price; and (iii) the Delivered Deposits and the Additional Payment shall be fully earned by TKC and non-refundable as of the Effective Date.

(d)       The Parties further acknowledge and agree that the Purchase Price (as defined in the Purchase Agreement) is Seven Million Three Hundred Ninety Thousand and No/100 DOLLARS ($7,390,000.00).

(e)       The Parties also agree that except as set forth in the Purchase Agreement, Argos has no right to purchase the Property and the purchase option contained in the Lease is null and void.

(f)       As further consideration for TKC’s agreement to extend the outside date for Closing to October 31, 2016 pursuant to the Purchase Agreement, the Parties agree that the Lease is amended to provide that the Reduced Allowance (as defined in the Lease) in the amount of $206,500 shall not be payable to Argos unless and until Argos closes on the purchase of the Property pursuant to the Purchase Agreement on or before October 31, 2016 and if Argos fails to close on the purchase of the Property on or before October 31, 2016 for any reason other than a default by TKC of its obligation to close, then the Reduced Allowance shall not be payable by TKC and Argos shall have no right whatsoever to receive the Reduced Allowance.

(g) The Parties agree that Section 5 of the Purchase Agreement is amended and restated in its entirety as follows:

“SECTION 5. Closing. The consummation of the transactions contemplated hereby shall be held at the offices of Escrow Agent or by mail, or at such other place as the parties may mutually agree. As used in this Agreement, “Closing” means the delivery of the deed to Buyer, the delivery of the other closing documents described in Section 7 hereunder and the delivery of the Purchase Price to Seller. The date of the Closing shall be selected by the Buyer but shall occur not later than October 31, 2016, time being of the essence and the parties agree that the Closing shall be effected through the Escrow Agent and the physical presence at Closing shall not be required by either representatives of Buyer or Seller. The date on which the Closing occurs is referred to herein as the “Closing Date”.

2.       Effectiveness. This Agreement shall become effective as of the Effective Date when, and only when, each of the following conditions shall have been satisfied or waived, in the sole discretion of TKC:

(a)       TKC shall have received counterparts of this Agreement duly executed by each of TKC and Argos.

(b)       TKC shall have received the Additional Payment.

3.       Conditions Precedent and Closing Documents. Argos acknowledges and agrees that as of the date hereof all of TKC’s obligations under the Lease and the Purchase Agreement have been satisfied and that all of the conditions to be satisfied by TKC under the Lease and the Purchase Agreement prior to the Closing have been satisfied. Argos acknowledges and agrees that TKC has delivered all of the documents to be delivered by TKC at Closing under the Purchase Agreement to Escrow Agent and such documents are in form and substance satisfactory to Argos.

4.       Ratification; Miscellaneous; Assignment. Time is of the essence with respect to all of the obligations of the Parties under this Agreement. Each of the Lease Agreement and the Purchase Agreement, as amended by this Agreement, shall remain enforceable in accordance with its terms. Terms and provisions of either the Lease Agreement or the Purchase Agreement that are not expressly modified by this Agreement shall remain in full force and effect. As amended by this Agreement, all of the terms, conditions and provisions of each of the Lease Agreement and the Purchase Agreement are hereby ratified and affirmed in all respects. To the extent any terms, conditions and obligations contained in this Agreement conflict with the terms in either the Lease Agreement or the Purchase Agreement, those in this Agreement shall control. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the signatories hereto may execute this Agreement by signing any such counterpart. Notwithstanding any contrary provision in the Purchase Agreement, the Purchase Agreement may be assigned by Buyer without the consent of Seller.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

TKC:

TKC LXXII, LLC, a North Carolina limited liability company

By:	/s/ Kenneth R. Beuley
Kenneth R. Beuley, Authorized Member

ARGOS:

ARGOS THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Jeff Abbey
Name:	Jeff Abbey
Title:	President and CEO